Walker Financial Corporation
                    11% Secured Subordinated Promissory Note

               Dated: July 25, 2003 Principal Amount: $165,000.00
                              Garden City, New York

                  For Value Received, the undersigned, Walker Financial Corporation (together with its successors and assigns, "Walker"), a Delaware corporation, hereby promises to pay to Dr. David Cohen, an individual residing in the State of New York ("Lender"), the principal sum of One Hundred Sixty Five Thousand Dollars ($165,000.00), together with interest as set forth below. This note (this "Note") is issued in connection with, and is the "Note" referred to, in that certain Loan Agreement, dated as of July 24, 2003 (the "Loan Agreement"), by and between Walker and Lender and is made subject to the terms and conditions of the Loan Agreement as if set forth in this Note in full.

1. Interest Rate. Until an event of Default shall have occurred, the principal amount evidenced by this Note shall bear interest at the rate of 11% per annum, computed on the basis of a 360-day year for the actual number of days elapsed (the "Applicable Interest Rate"). Upon the occurrence of an event of Default, the outstanding principal amount and any accrued but unpaid interest thereon shall bear interest until paid at the Applicable Interest Rate plus an additional 2% per annum (the "Default Interest Rate").

2. Payment Date; Payment Method; Prepayment.

         (a) Payment Dates. Payment of all accrued and unpaid interest due under this Note shall be payable quarterly, in arrears, on each of October 2, 2003, January 2, 2004, April 2, 2004, July 2, 2004 and October 2, 2004. Payment of any outstanding principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be made on January 2, 2005 (the "Maturity Date"). Upon payment in full of the principal evidenced by this Note (and any accrued but unpaid interest thereon), Lender shall mark this Note "CANCELLED" and return this Note as so marked to Walker within five days after such payment in full is confirmed.

         (b) Payment Method. Payment of the principal evidenced by this Note (and any accrued but unpaid interest thereon) shall be made by check or wire transfer of immediately available funds to an account designated by Lender.

         (c) Voluntary Prepayment. Walker may pay, without penalty or premium, the principal amount evidenced by this Note (and any accrued but unpaid interest thereon), in whole or part, at any time up to the Maturity Date upon no less than five day's prior notice to Lender. Any partial prepayment shall first be applied against any accrued and unpaid interest due under this Note and then to the principal amount evidenced by this Note. In the event of a voluntary prepayment being less than the full amount outstanding under this Note (including any accrued but unpaid interest), upon surrender of this Note in connection with said partial prepayment, Walker shall deliver to Lender a new note substantially in the form of this Note and evidencing as principal any amount not so prepaid.

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3.       Default; Acceleration.

     (a) Any of the following shall constitute an event of Default under this
Note:
        (i) the failure by Walker to pay any amounts required to be paid under this Note on or before the date on which such payment was due;
       (ii) the breach or noncompliance by Walker of any of its representations, warranties or covenants contained in the Loan Agreement;
      (iii) Walker shall
          (A) apply for or consent to the appointment of a receiver or trustee of Walker's assets;
          (B) make a general assignment for the benefit of creditors;
          (C) file a petition or other request no matter how denominated ("Petition") seeking relief under Title 11 of the United States Code or under any other federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute ("Bankruptcy Statute"); or
          (D) file an answer admitting the material allegations of a Petition filed against it in any proceeding under any Bankruptcy Statute;
       (iv) there shall have entered against Walker an order for relief under any Bankruptcy Statute; or
        (v) a Petition seeking an order for relief under any Bankruptcy Statute is filed by any one other than Walker and without Walker's consent or agreement which is not dismissed or stayed within 60 days after the date of such filing, or such Petition is not dismissed upon the expiration of any stay thereof.

         (b) Upon the occurrence of an event of Default, the unpaid principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be immediately due and payable.

         (c) Until the occurrence of an event of Default, the principal amount evidenced by this Note shall bear interest at the Applicable Interest Rate and upon an event of Default, any unpaid principal amount and any accrued but unpaid interest thereon under this Note shall bear interest until paid at the Default Interest Rate.

4. Subordination. This Note shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 4.

         (a) Definitions. As used in this Section 4, the following terms shall have the following meanings:
         (i) "Indebtedness" shall mean (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (C) all obligations under financing leases, (D) all obligations in respect of acceptances issued or created, (E) all obligations secured by any lien on property and (F) all guarantee obligations;
        (ii) "Senior Covenant Default" shall mean any event of default as defined under any agreement pertaining to Senior Indebtedness, other than a Senior Payment Default;

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       (iii) "Senior Indebtedness" means all Indebtedness of Walker (A)
currently outstanding to Branch Banking & Trust Company ("Mortgagee") under that certain North Carolina Deed of Trust, dated July 3, 2002, between Mortgagee and Walker or (B) created in connection with any debt financing of Walker, whether pursuant to a registration statement made effective under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to a transaction exempt from registration pursuant to Regulation D promulgated under the Securities Act, in either case, resulting in aggregate gross proceeds to Walker, before deduction for expenses or commissions of any kind, of $500,000.00 or more;
        (iv) "Senior Default" shall mean a Senior Payment Default or a Senior Covenant Default;
         (v) "Senior Payment Default" shall mean any default in the payment of any Senior Indebtedness; and
        (vi) "Subordinated Indebtedness" shall mean the principal evidenced by this Note (and all accrued and upon interest thereon) and any other obligations of Walker arising out of this Note.

     (b) General. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, such Senior Indebtedness shall first be paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, or such payment duly provided for in cash or in a manner satisfactory to the payees of such Senior Indebtedness, before any payment is made on account of the Subordinated Indebtedness or by Walker or Affiliates (as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of Walker to acquire this Note. Notwithstanding any provision in this Section 4 of this Note to the contrary, (i) for so long as no Senior Default has occurred and is continuing, or would occur as a result of such a payment, Walker may pay and Lender may receive and retain all regularly scheduled payments of principal and interest (other than at the Default Interest Rate) under this Note, and (ii) for so long as no Senior Default has occurred and is continuing or would occur as a result of any such prepayment, Walker may prepay the principal amount evidenced by this Note in accordance with the provisions of Section 2, and Lender may receive such prepayments.

     (c) Limitation on Payment.

         (i) Upon receipt by Walker and Lender of a Blockage Notice (as defined below), then unless and until (A) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist, or (B) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal evidenced by this Note (or accrued and unpaid interest thereon) or as a sinking fund for this Note or in respect of any redemption, retirement, purchase or other acquisition of this Note shall be made. Notwithstanding the foregoing, in the case of a Blockage Notice that relates to a Senior Covenant Default, the foregoing restrictions shall commence upon Walker's receipt of such Blockage Notice and shall expire 270 days thereafter. Any principal and interest paid with respect to this Note prior to the receipt of the Blockage Notice in question by Lender hereof may be kept by such Lender; and

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

       (ii) For purposes of this Section 4, a "Blockage Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to Walker and Lender by the payees of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent).

                  Notwithstanding any provision contained herein to the contrary, once all Senior Defaults which gave rise to the Blockage Notice in question shall have been remedied or effectively waived or shall have ceased to exist, or the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, thereafter (unless another Blockage Period shall then be in effect) all amounts which would have been payable hereunder but for the existence of the Blockage Notice delivered with respect to the Senior Default in question shall be payable in their entirety.

         (d) Limitation on Remedies. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an event of Default under this Note, Lender shall not, unless the payees of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any event of Default pursuant to Section 3(a)(iii) through (v) of this Note shall have commenced, declare or join in any declaration of this Note to be due and payable by reason of such event of Default or otherwise take any action against Walker (including, without limitation, commencing any legal action against Walker or filing or joining in the filing of any insolvency petition against Walker) or exercise or cause to be exercised any other contractual rights available to it prior to the expiration of 30 days after the written notice of Lender's ability to accelerate on account of the occurrence of such event of Default (a "Remedy Notice") shall have been given by Lender to Walker and, to the extent known by Lender, the payees of the Senior Indebtedness (a "Remedy Standstill Period").

                  Notwithstanding the foregoing, the Remedy Standstill Period shall be inapplicable or cease to be effective if the payees of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or an event of Default pursuant to Section 3(a)(iii) through
(v) shall have occurred.

                  Upon the expiration or termination of any Remedy Standstill Period, Lender shall be entitled to exercise any of its rights with respect to this Note other than any right to accelerate the maturity date of this Note based upon the occurrence of any event of Default in respect thereto which has been cured or otherwise remedied during the Remedy Standstill Period.

         (e) Subordination Upon Certain Events. Upon the occurrence of any event of Default with respect to Walker under Section 3(a)(iii) through (v) of this
Note:

                  (i) upon any payment or distribution of assets of Walker to creditors of Walker, payees of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before Lender shall be entitled to receive any payment in respect of the Subordinated Indebtedness.
                  (ii) until all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, any distribution to which Lender would be entitled but for this Section 4 shall be made to the payees of Senior Indebtedness, as their interests may appear, except that Lender may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the distributions to the payees of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the payees of the Senior Indebtedness.

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                  (iii) For purposes of this Section 4, a distribution may
         consist of cash, securities or other property, by set-off or otherwise.

                  (iv) Notwithstanding the foregoing provisions of Section 4(b),
         (c) or (e), if payment or delivery by Walker of cash, securities or other property to Lender is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by such Walker of such cash, securities or other property shall be made to Lender in accordance with such order or decree.

         (f) Payments and Distributions Received. If Lender shall have received any payment from or distribution of assets of Walker in respect of the Subordinated Indebtedness in contravention of the terms of this Section 4 before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, then and in such event such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the payees of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness.

         (g) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any event of Default under Section 3(a)(iii) through (v) of this Note occurs with respect to Walker, Lender shall duly and promptly take such action as any payee of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the payees of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Note. Upon the failure of Lender to take any such action, each payee of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender with respect to this Note.

         (h) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, Lender shall be subrogated to the rights of payees of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Lender have been applied to the payment of Senior Indebtedness. A distribution made under this Section 4 to a payee of Senior Indebtedness which otherwise would have been made to Lender is not, as between Walker and Lender, a payment by Walker on Senior Indebtedness.

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

         (i) Relative Rights. This Section 4 defines the relative rights of Lender and the payees of Senior Indebtedness. Nothing in this Section 4 shall:
(A) impair, as between Walker and Lender, the obligations of Walker, which are absolute and unconditional, to pay the principal amount evidenced by this Note (and accrued and unpaid interest, including default interest, thereon) in accordance with its terms; (B) affect the relative rights of Lender and creditors of Walker other than payees of Senior Indebtedness or (C) prevent Lender from exercising its available remedies upon an event of Default, subject to the rights, if any, under this Section 4 of payees of Senior Indebtedness.

         (j) Subordination May Not Be Impaired by Walker. No right of any payee of any Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by this Note shall be impaired by any failure to act by Walker or such payee of Senior Indebtedness or by the failure of Walker or such payee to comply with the terms of this Note. The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any payee of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of Walker or any of its subsidiaries or otherwise, all as though such payment had not been made.

         (k) Payments. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal evidenced by this Note (and accrued and unpaid interest thereon), any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

         (l) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Section 4 shall not be construed as preventing the occurrence of an event of Default under Section 3.

         (m) Subordination Not Impaired; Benefit of Subordination. Lender agrees and consents that without notice to or assent by Lender, and without affecting the liabilities and obligations of Walker and the rights and benefits of the payees of the Senior Indebtedness set forth in this Section 4:
                  (i) the obligations and liabilities of Walker and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;
                  (ii) the payees of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and
                  (iii) any balance or balances of funds with any payee of Senior Indebtedness at any time outstanding to the credit of Walker may, from time to time, in whole or in part, be surrendered or released;
all as the payees of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

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     (n) Modification of Section 4. The provisions of this Section 4 are for the benefit of the payees from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all payees of Senior Indebtedness.

     (o) Covenants of Lender. Until all of the Senior Indebtedness has been fully paid:

        (i) Lender shall not hereafter give any subordination in respect of this Note;
       (ii) Lender shall not release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of this Note or modify or amend this Note; and
      (iii) Lender hereby undertakes and agrees for the benefit of the payees of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any payee of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

     (p) Miscellaneous.

        (i) To the extent permitted by applicable law, Lender and Walker hereby waive (A) notice of acceptance hereof by the payees of the Senior Indebtedness, and (B) all diligence in the collection or protection of or realization upon the Senior Indebtedness.
        (ii) Walker and Lender hereby expressly agree that the payees of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this
Section 4 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.
        (iii) Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each payee of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each payee of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

5. Enforcement. All disputes regarding the enforcement or construction of this Note shall be resolved in accordance with the Loan Agreement and may not be resolved independently of the enforcement or construction of the Loan Agreement which has been made a part hereof.

6. Assignment. This Note is not assignable by Walker, and any purported assignment of this Note shall be null and void and of no effect.

7. Governing Law. This Note and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and be performed wholly within such State, without regard to such State's conflicts of laws principles.

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8. Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if (a) delivered by hand against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

         If to Walker, to:               Mitchell Segal, President
                                         Walker Financial Corporation
                                         370 Old Country Road - Second Floor
                                         Garden City, New York 11530

                  with a copy to:        Keith S. Braun, Esq.
                                         Snow Becker Krauss P.C.
                                         605 Third Avenue
                                         New York, New York 10158-0125

         If to Lender, to:               Dr. David Cohen
                                         1800 Rockaway Avenue
                                         Hewlett, New York 11557

                  with a copy to:




or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 8, to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or (c) three business days following mailing by registered or certified mail.

                  IN WITNESS WHEREOF, the parties have executed or caused to be executed this Note as of the date first above written.

                                   Walker Financial Corporation


                                   By:            /s/ Mitchell Segal
                                          ----------------------------------
                                               Mitchell Segal, President


                                                /s/ David Cohen
                                          ----------------------------------
                                               Dr. David Cohen

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